      As filed with the Securities and Exchange Commission on July 7, 1999
                                                      Registration No. 333-26097
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                             UCAR INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)



                   Delaware                                    06-1385548
      (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                        3102 WEST END AVENUE, SUITE 1100
                           NASHVILLE, TENNESSEE 37203
                                 (615) 760-8227
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                             PETER B. MANCINO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             UCAR INTERNATIONAL INC.
                        3102 WEST END AVENUE, SUITE 1100
                           NASHVILLE, TENNESSEE 37203
                                 (615) 760-7740
           (NAME AND ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                               COPY REQUESTED TO:
                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901

                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
                         ------------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|
                      ------------------------

                        CALCULATION OF REGISTRATION FEE(1)

==========================================================================================
                                            PROPOSED           PROPOSED
                             AMOUNT TO      MAXIMUM            MAXIMUM        AMOUNT OF
TITLE OF SHARES TO BE          TO BE      OFFERING PRICE       AGGREGATE     REGISTRATION
    REGISTERED              REGISTERED     PER SHARE(1)     OFFERING PRICE      FEE(2)
==========================================================================================
Common Stock, par value
$.01 per share............. 554,845         $25.06             $13,653,816    $3,796
==========================================================================================

----------------------
(1)This Registration Statement on Form S-3 is being filed pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"). 2,431,151 shares of Common Stock were previously registered, and a fee of $33,980.90 was previously paid, under our Registration Statement on Form S-3, No. 333-26097, which is hereby combined with this Registration Statement under Rule 429.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for the Common Stock on July 2, 1999 as reported by the New York Stock Exchange.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

THE PURPOSE OF THIS REGISTRATION STATEMENT ON FORM S-3 OF UCAR INTERNATIONAL INC. ("WE" OR "US") IS TO REGISTER AN ADDITIONAL 544,845 SHARS OF OUR COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), ISSUABLE PURSUANT TO THE UCAR INTERNATIONAL INC. MANAGEMENT STOCK OPTION PLAN, AS AMENDED AND RESTATED THROUGH SEPTEMBER 29, 1998, AND THE UCAR INTERNATIONAL 1996 MID-MANAGEMENT EQUITY INCENTIVE PLAN, AS AMENDED. 2,431,151 SHARES OF COMMON STOCK WERE PREVIOUSLY REGISTERED UNDER OUR REGISTRATION STATEMENT ON FORM S-3, NO. 333-26097, WHICH IS HEREBY COMBINED WITH THIS REGISTRATION STATEMENT PURSUANT TO RULE 429 UNDER THE SECURITIES ACT.

                              2,975,996 SHARES

                           UCAR INTERNATIONAL INC.

                                COMMON STOCK
                              ($.01 par value)

      This Prospectus may be used by certain Selling Stockholders, identified in this prospectus, for the offer and sale of up to 2,975,996 shares of our Common Stock.

      The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the New York Stock Exchange (NYSE) at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed or registered brokers and dealers.

      All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. We will not receive any proceeds from the offer and sale of these shares of Common Stock by the Selling Stockholders. We will bear all of the expenses in connection with the registration of these Shares, including legal and accounting fees. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or us in connection with the offer and sale of these shares of Common Stock, except that usual and customary brokers' commissions or dealers' discounts may be paid or allowed by the Selling Stockholders.

      Our corporation was formed under the laws of the State of Delaware on November 24, 1993. Our corporate offices are located at 3102 West End Avenue, Suite 1100, Nashville, Tennessee 37203, and our telephone number is (615) 760-8227.

      Our Common Stock is traded on the NYSE under the symbol "UCR." On July 2, 1999 the closing sale price of the Common Stock, as reported by the NYSE, was $25.13 per share.


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is July __, 1999.

      No broker, dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any of the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.


                            AVAILABLE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (Commission). You may read and copy any of the information on file with the Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1300, Chicago, Illinois 60661-2511. Copies of the filed documents can be obtained by mail from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web Site is http://www.sec.gov.

      This Prospectus constitutes a part of a Registration Statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") that we filed with the Commission under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement. Certain parts of the Registration Statement are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and exhibits thereto for further information. Exhibits to the Registration Statement that are omitted from this Prospectus may also be obtained at the Commission's Web Site described above. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and readers are referred to the copy so filed for more detailed information, each such statement being qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered are sold.

      1. Our Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K"), as filed with the Commission on March 26, 1999;

      2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 14, 1999;

      3. The portions of the Proxy Statement for our 1999 Annual Meeting that have been incorporated by reference into the 1998 10-K;

      4. The description of the Common Stock, contained in our Registration Statement on Form 8-A (File No. 1-13888) dated July 28, 1995 and filed with the Commission under Section 12 of the Exchange Act including any amendments or reports filed for the purpose of updating such description; and

      5. The description of the Rights, contained in our Registration Statement on Form 8-A (File No. 1-13888) dated September 10, 1998 and filed with the Commission under Section 12 of the Exchange Act including any amendments or reports filed for the purpose of updating such description.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      You can request, and we will send to you without charge, copies of documents that are incorporated by reference in this Prospectus but which are not delivered to you (other than exhibits to such documents which are not specifically incorporated by reference). You may request these copies by writing or telephoning the Company at: UCAR International Inc., 3102 West End Avenue, Suite 1100, Nashville, Tennessee 37203, (615) 760-8227.

      You should rely on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

                 RISKS REGARDING FORWARD-LOOKING STATEMENTS

      This Registration Statement contains forward-looking statements. Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the Commission pursuant to the Commission's rules, we have no duty to update these statements. Actual future events and circumstances (including future performance, results and trends) could differ materially from those set forth in these statements due to various factors. These factors include the possibility of the occurrence of unanticipated events or circumstances relating to pending antitrust investigations or investigations or lawsuits relating to the same subject matter of these pending investigations or lawsuits, the occurrence of unanticipated events or circumstances relating to businesses acquired within the past several years, the occurrence of unanticipated events or circumstances relating to capacity in the industry, strategic plans or divestiture, joint venture, operating, capital, global integration or other projects, changes in currency exchange rates, changes in economic or competitive conditions, technological developments, and other risks and uncertainties, including those described in this Registration Statement.


                                 THE COMPANY

      Our business was founded in 1886 by National Carbon Company. In 1917, National Carbon Company, along with Union Carbide Company and three other companies, combined to form a new corporation named Union Carbide and Carbon Company, now known as Union Carbide Corporation ("Union Carbide"). National Carbon Company became the Carbon Products Division of Union Carbide. In January 1989, Union Carbide realigned each of its worldwide businesses into separate subsidiaries. As part of the realignment, the business of the Carbon Products Division was separated from Union Carbide's other businesses and became owned by UCAR and its subsidiaries, which were then wholly owned by Union Carbide. In February 1991, Union Carbide sold to Mitsubishi Corporation ("Mitsubishi") 50% of the common equity of UCAR and its subsidiaries.

      In January 1995, we consummated a leveraged recapitalization (the "Recapitalization") pursuant to an agreement among Union Carbide, Mitsubishi, UCAR and a corporation affiliated with Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates (collectively, "Blackstone"). Pursuant to the Recapitalization:

      . UCAR issued common stock representing approximately 75% of the then outstanding common stock to Blackstone, an affiliate of Chase Manhattan Bank and certain members of management for $203 million.

      . UCAR Global Enterprises Inc., a direct wholly-owned subsidiary of UCAR ("Global") and certain of its foreign subsidiaries borrowed $585 million under senior secured bank credit facilities arranged through Chase Manhattan Bank.

      .     Global issued $375 million of Subordinated Notes.

      .     We repaid approximately $250 million of then existing indebtedness.

      . UCAR repurchased and cancelled all of the common equity then held by Mitsubishi for $406 million.

      . UCAR paid to Union Carbide a cash dividend of $347 million on the common equity then held by Union Carbide, which common equity represented approximately 25% of the then outstanding common stock.

      . Certain members of management received restricted stock matching a portion of the common stock purchased by them and options to purchase up to an aggregate of 12% of the then outstanding common stock on a fully diluted basis, subject to certain vesting requirements.

      In connection with the Recapitalization, we transferred all of our operating subsidiaries to Global or subsidiaries of Global. UCAR currently holds no material assets other than common stock of Global and intercompany debt owed to it.

      In August 1995, UCAR completed an initial public offering of common stock. In connection with the offering, UCAR sold common stock representing 22% of the common stock outstanding immediately after the offering for net proceeds of $227 million and Union Carbide sold all of the common stock then owned by it. UCAR used net proceeds from the offering to contribute to Global an amount sufficient to redeem $175 million aggregate principal amount of Subordinated Notes at a redemption price equal to 110% of the aggregate principal amount redeemed, plus accrued interest of $4 million. We used the balance of the net proceeds for general corporate purposes and to reduce other outstanding indebtedness.

      In October 1995, we refinanced the bank credit facilities obtained in connection with the Recapitalization with the Senior Bank Facilities at more favorable interest rates and with more favorable covenants.

      In March 1996, Blackstone, an affiliate of Chase Manhattan Bank and certain members of management sold shares of common stock in a secondary public offering. After the offering, Blackstone owned approximately 20% of the then outstanding shares of common stock.

      In March 1997, the Senior Bank Facilities were amended to reduce interest rates, increase the amount available under our revolving credit facility to $250 million from $100 million and change covenants to allow more flexibility in uses of free cash flow for acquisitions, capital expenditures and restricted payments.

      In April 1997, Blackstone sold approximately 14% of the then outstanding common stock in a secondary public offering. Concurrently with the offering, we repurchased 1,300,000 shares of common stock from Blackstone for $48 million. This repurchase constituted part of a previously announced stock repurchase program. After the offering and the repurchase, Blackstone ceased to be a principal stockholder of UCAR.

      In 1997, UCAR's Board of Directors authorized a program to repurchase up to $200 million of common stock at prevailing prices from time to time in the open market or otherwise depending on market conditions and other factors, without any established minimum or maximum time period or number of shares. UCAR purchased an aggregate of $92 million of common stock (including common stock repurchased from Blackstone) under this program. The last repurchase was made in 1997. We do not expect to repurchase additional common stock under this program in the near term.

      In September 1998, UCAR's Board of Directors adopted a global restructuring and rationalization plan. The plan is intended to enhance stockholder value by focusing on optimizing margins, maximizing cash flow, generating growth in earnings and strengthening competitiveness through operating and overhead cost reduction and plant rationalization. The plan is also intended, over the long term, to strengthen our position as a low cost producer supplying the steel and metals industries and, over the near term, to respond to global economic conditions that are adversely impacting our customers. We believe that, under current conditions, the plan will have a positive impact on earnings in the second half of 1999.

      In November 1998, the Senior Bank Facilities were refinanced and the indenture governing the Subordinated Notes was amended. In connection with the refinancing, we obtained additional term debt of $210 million. Following the refinancing, the covenants under the Senior Bank Facilities are more restrictive than they had been prior to the time when we recorded the $340 million charge described below. The covenants do, however, allow us to implement our global restructuring and rationalization plan. Further, the covenants do not restrict our ability to draw on our revolving credit facility unless payments and reserves with respect to the litigation matters described below exceed $400 million (adjusted for certain imputed interest expense).

      Since 1997, we have been served with subpoenas, search warrants and information requests by antitrust authorities in the United States and elsewhere in connection with investigations as to whether there has been any violation of antitrust laws by producers of graphite electrodes. In addition, antitrust class action and other civil lawsuits have been commenced against us and other producers of graphite electrodes in the United States and Canada. We recorded a charge against results of operations for 1997 in the amount of $340 million as a reserve for estimated potential liabilities and expenses in connection with antitrust investigations and related lawsuits and claims. UCAR has also been named as a nominal defendant in a shareholder derivative lawsuit and is a defendant in a securities class action lawsuit, each of which is based, in part, on the subject matter of those antitrust investigations, lawsuits and claims. It is possible that antitrust investigations in other jurisdictions and additional civil antitrust lawsuits could be commenced.

      In April 1998, pursuant to a plea agreement with the Antitrust Division of the United States Department of Justice (the "DOJ"), UCAR pled guilty to a one-count charge of violating U.S. federal antitrust laws in the sale of graphite electrodes and was sentenced to pay a non-interest-bearing fine in the aggregate amount of $110 million, payable in six annual installments. In March 1999, pursuant to a plea agreement with the Canadian Competition Bureau, our Canadian subsidiary pled guilty to a one-count charge of violating Canadian antitrust laws in connection with the sale of graphite electrodes and was sentenced to pay a fine of Cdn.$11 million. The guilty pleas have made it more difficult to defend against other investigations, lawsuits and claims. Through May 7, 1999, we have settled virtually all of the actual and potential graphite electrode antitrust claims by steelmakers in the United States and Canada as well as antitrust claims by certain other steelmakers. In the aggregate, the above mentioned fines and settlements are within the amounts we used for purposes of evaluating the $340 million charge. Actual liabilities and expenses could be materially higher than such charge. We do not believe that the outcome of the shareholder derivative lawsuit will have a material adverse effect on us. The securities class action is still in its early stages and no evaluation of potential liability can yet be made.


                            SELLING STOCKHOLDERS

      This Prospectus covers offers and sales from time to time by or on behalf of each Selling Stockholder of the Shares owned by each such Selling Stockholder. The following table sets forth, to the Company's knowledge, certain information relating to the Shares and the Selling Stockholders as of March 31, 1999. Any or all of the Shares listed may be offered for sale by the Selling Stockholders from time to time. As of March 31, 1999 the Company had 45,082,530 shares of Common Stock issued and outstanding.

                          NUMBER OF
                          SHARES OF     NUMBER OF
                           COMMON       SHARES OF
                            STOCK     COMMON STOCK      NUMBER OF    PERCENTAGE
                         BENEFICIALLY WHICH MAY BE      SHARES OF        OF
                            OWNED      OFFERED AND    COMMON STOCK   OUTSTANDING
                          PRIOR TO    SOLD BY SUCH    BENEFICIALLY     SHARES
                            THE          SELLING       OWNED AFTER      AFTER
  SELLING STOCKHOLDER    OFFERING(a) STOCKHOLDER(a)     OFFERING      OFFERING
  -------------------    ----------- --------------     --------      --------

Robert D. Kennedy        535,000       500,000         35,000             *

Petrus J. Barnard        209,515       198,161         11,354             *

Luiz R. Beling            88,587        75,944         12,643             *

William D. Cate          221,872       178,849         43,023             *

Corrado F. De Gasperis   109,767        96,000         13,767             *

Peter B. Mancino         348,132       315,153         32,979             *

Karen G. Narwold          77,739        68,491          9,248             *

Gilbert E. Playford      707,663       600,000        107,663             *

Hermanus L. Pretorius    105,787        92,887         12,900             *

Craig S. Shular          167,996       150,000         17,996             *

R. Eugene Cartledge       11,800         5,000          6,800             *

Alec Flamm                 9,400         5,000          4,400             *

John R. Hall              12,000         5,000          7,000             *

Thomas Marshall            9,400         5,000          5,400             *

Michael C. Nahl            6,700         5,000          1,200             *

Robert J. Hart           467,579       293,962        173,617             *

William P. Wiemels       322,356       264,770         57,586             *

Fred C. Wolf             135,221       116,779         18,442             *

------------

*     Represents holdings of less than one percent.

(a)   Includes shares subject to vested and unvested options as follows:


       SELLING STOCKHOLDER    VESTED OPTIONS     UNVESTED OPTIONS
       -------------------    --------------     ----------------

      Robert D. Kennedy          500,000                 --
      Petrus J. Barnard          116,689             81,472
      Luiz R. Beling              10,472             65,472
      William D. Cate            109,887             68,962
      Corrado F. De Gasperis          --             96,000
      Peter B. Mancino           215,153            100,000
      Karen G. Narwold            16,746             51,745
      Gilbert E. Playford             --            600,000
      Hermanus L. Pretorius       27,397             65,490
      Craig S. Shular                 --            150,000
      R. Eugene Cartledge          5,000                 --
      Alec Flamm                      --              5,000
      John R. Hall                 5,000                 --
      Thomas Marshall                 --              5,000
      Michael C. Nahl                 --              5,000
      Robert J. Hart             294,962                 --
      William P. Wiemels         264,770                 --
      Fred C. Wolf               116,779                 --


      Each such Selling Stockholder has been employed by the Company in various positions during the past three years, except (i) Messrs. De Gasperis and Playford, both of whom joined the Company in June 1998, and Mr. Shular, who joined the Company in January 1999, (ii) Messrs. Kennedy, Cartledge, Flamm, Hall, Marshall and Nahl, each of whom is a director of UCAR, and (iii) Messrs. Krass, Hart, Wiemels and Wolf, each of whom retired from the Company during 1998.

      The Selling Stockholders acquired options to purchase shares of Common Stock pursuant to grants under the Company's Management Stock Option Plan and, in the case of Messrs. Barnard, Beling, Cate and Pretorius and Ms. Narwold, under the Company's 1996 Mid-Management Equity Incentive Plan. The shares of Common Stock to be sold hereunder will be acquired upon the exercise of such options.


                            PLAN OF DISTRIBUTION

      The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the New York Stock Exchange (NYSE) at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed or registered brokers and dealers.

      All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. We will not receive any proceeds from the offer and sale of these shares of Common Stock by the Selling Stockholders. We will bear all of the expenses in connection with the registration of these Shares, including legal and accounting fees. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or us in connection with the offer and sale of these shares of Common Stock, except that usual and customary brokers' commissions or dealers' discounts may be paid or allowed by the Selling Stockholders.


                                   EXPERTS

      The Consolidated Financial Statements of the Company for each of the years in the three year period ended December 31, 1998, which are included in UCAR's Annual Report on Form 10-K for the year ended December 31, 1998, have been incorporated by reference into this Prospectus and into the Registration Statement in which this Prospectus appears in reliance upon the report of KPMG LLP, independent certified public accountants, which is incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

      The report of KPMG LLP refers to a change in 1998 to the FIFO method of valuing certain U.S. inventory.


                                LEGAL MATTERS

      Certain legal matters in connection with the legality of the Shares have been passed upon for the Company by Kelley Drye & Warren LLP, Stamford, Connecticut.

                                  * * * * *

NO  DEALER, SALESPERSON  OR  OTHER  PERSON
HAS    BEEN    AUTHORIZED  TO   GIVE   ANY
INFORMATION OR TO  MAKE ANY REPRESENTATION
NOT CONTAINED IN  THIS PROSPECTUS, AND, IF
GIVEN   OR   MADE,  SUCH   INFORMATION  OR
REPRESENTATION  MUST NOT BE RELIED UPON AS
HAVING  BEEN  AUTHORIZED  BY  THE  COMPANY
OR    ANY   SELLING   STOCKHOLDER.    THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL OR A SOLICITATION OF  AN OFFER TO BUY
ANY OF THE  SECURITIES OFFERED  HEREBY  IN
ANY JURISDICTION TO ANY  PERSON TO WHOM IT        UCAR INTERNATIONAL INC.
IS UNLAWFUL  TO MAKE SUCH  OFFER  IN  SUCH
JURISDICTION.   NEITHER  THE  DELIVERY  OF
THIS   PROSPECTUS   NOR  ANY   SALE   MADE
HEREUNDER SHALL,  UNDER ANY CIRCUMSTANCES,
CREATE  ANY  IMPLICATION  THAT  THERE  HAS            2,975,996 Shares
BEEN  NO  CHANGE  IN  THE  AFFAIRS  OF THE              Common Stock
COMPANY  SINCE THE DATE HEREOF OR THAT THE            ($.01 par value)
INFORMATION  CONTAINED  HEREIN IS  CORRECT
AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                                         PROSPECTUS


            TABLE OF CONTENTS

                                  PAGE

Available Information................3
Incorporation of Documents by
  Reference..........................4
Risks Regarding Forward-Looking
   Statements........................5
The Company..........................5
Selling Stockholders.................8
Plan of Distribution.................9
Experts.............................10
Legal Matters.......................10

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, paid or to be paid in connection with the issuance and distribution of the securities being registered.

   SEC registration fee......................................     $36,280.00
   Legal fees and expenses...................................       6,000.00*
   Accounting fees and expenses..............................       2,500.00*
   Miscellaneous.............................................         220.00
                                                                  ----------
         Total...............................................     $45,000.00

------------------
*   Estimated.

      All expenses of such issuance and distribution will be paid by the registrant, other than transfer taxes relating to the sale of the securities registered hereby to be sold by the Selling Stockholders.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware (the "Law") provides as follows:

      "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Section 102(b)(7) of the Law provides as follows:

      "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

      (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

      The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

      In addition, in response to this Item 15, the following information is incorporated by reference: the information included in the description of the registrant's capital stock contained in the registrant's Registration Statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; the description of the rights contained in the registrant's Registration Statement on Form 8-A dated September 10, 1998, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of the Amended and Restated Certificate of Incorporation of the registrant incorporated by reference as Exhibit 3.1 to this Registration Statement; and Article V of the Amended and Restated By-Laws of the registrant incorporated by reference as
Exhibit 3.2 to this Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) The exhibits listed in the following table have been filed as part of this Registration Statement.

 EXHIBIT
  NUMBER                          DESCRIPTION OF EXHIBIT
 -------                          ----------------------

   4.1 UCAR International Inc. Management Stock Option Plan effective September 29, 1998 (Senior Management Version)(incorporated by reference to the Registration Statement of the Registrant on Form S-8 (File No. 333-82411), as amended).

   4.2 Form of Non-Qualified Stock Option Agreement (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 33-84850)).

   4.3 Form of Non-Qualified Stock Option Agreement Standard Option Version (incorporated by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1998).

   4.4 UCAR International Inc. 1996 Mid-Management Equity Incentive Plan effective as of February 6, 1996 (incorporated by reference to the Registration Statement of the Registrant on Form S-1 (File No. 333-1090)).

   5.1 Opinion of Kelley Drye & Warren LLP regarding the validity of the Securities originally registered (previously filed).

   5.2 Opinion of Kelley Drye & Warren LLP regarding the validity of the Securities registered subsequently (previously filed).

   5.3 Opinion of Kelley Drye & Warren LLP regarding the validity of the Securities being registered.

   23.1    Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

   23.2    Consent of KPMG LLP.

   23.3    Consent of Kelley Drye & Warren LLP (included in Exhibit 5.2).

   23.4    Consent of Kelley Drye & Warren LLP (included in Exhibit 5.3).

   24.1    Powers of Attorney.

    (b)   Financial Statement Schedules

      All schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes thereto.


ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrant Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NASHVILLE, STATE OF TENNESSEE, ON THE 7TH DAY OF JULY, 1999.



                                   UCAR INTERNATIONAL INC.


                              By:         /s/ Craig S. Shular
                                 -----------------------------------------------
                              Name:  Craig S. Shular
                              Title:  Vice President and Chief Financial Officer



      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



            SIGNATURES                         TITLE                  DATE
            ----------                         -----                  ----


                *
----------------------------------  President, Chief Executive   July 7, 1999
        Gilbert E. Playford            Officer and Director
                                       (Principal Executive
                                             Officer)

        /s/ Craig S. Shular
----------------------------------  Vice President and Chief     July 7, 1999
          Craig S. Shular                Financial Officer
                                       (Principal Financial
                                             Officer)

                *
----------------------------------          Controller            July 7, 1999
    Corrado F. De Gasperis              (Principal Accounting
                                             Officer)

                *
----------------------------------           Director             July 7, 1999
         Robert D. Kennedy


                *
----------------------------------           Director             July 7, 1999
        R. Eugene Cartledge


                *
----------------------------------           Director             July 7, 1999
            Alec Flamm

                *
----------------------------------           Director             July 7, 1999
           John R. Hall


                *
----------------------------------           Director             July 7, 1999
          Thomas Marshall


                *
----------------------------------           Director             July 7, 1999
          Michael C. Nahl


*By      /s/ Craig S. Shular
   -------------------------------
      Attorney-in-fact

                                EXHIBIT INDEX


EXHIBIT NO.                          DESCRIPTION                        PAGE NO.
-----------                          -----------                        --------

   5.3 Opinion of Kelley Drye & Warren LLP regarding the validity of the Securities being registered.

   23.2    Consent of KPMG LLP.

   23.4    Consent of Kelley Drye & Warren LLP (included in Exhibit 5.3).

   24.1    Powers of Attorney.